                                                                    EXHIBIT 11.1

                              SYNC RESEARCH, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                               YEARS ENDED DECEMBER 31,
                                                                      -------------------------------------------
                                                                          1996           1995           1994
                                                                      -------------  -------------  -------------
NET LOSS PER COMMON SHARE:
Net loss............................................................  $  (9,433,000) $  (1,990,000) $  (1,331,000)
Accretion of cumulative dividend and redemption value of mandatorily
  redeemable preferred stock........................................       (486,000)    (1,163,000)      (639,000)
                                                                      -------------  -------------  -------------
Net loss attributable to common stockholders........................  $  (9,919,000) $   3,153,000  $  (1,970,000)
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

Calculation of shares outstanding for computing net income (loss)
  per share:
    Weighted average common and common equivalent shares outstanding used in calculating net loss per common share in accordance
      with generally accepted accounting principles.................     16,289,085      6,818,913      4,275,105
Adjustments to reflect requirements of the SEC in accordance with
  SAB 83............................................................             --      1,106,559      1,706,778
                                                                      -------------  -------------  -------------
Shares used in computing net loss per common share..................     16,289,085      7,925,472      5,981,883
                                                                      -------------  -------------  -------------
Net loss per common share...........................................  $       (0.61) $       (0.40) $       (0.33)
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1995           1994
                                                                                     -------------  -------------
PRO FORMA NET LOSS PER COMMON SHARE:
Net loss...........................................................................  $  (1,990,000) $  (1,331,000)
Accretion of cumulative dividend and redemption value of mandatorily redeemable
  preferred stock..................................................................     (1,163,000)      (639,000)
                                                                                     -------------  -------------
Net loss attributable to common stockholders.......................................  $  (3,153,000) $  (1,970,000)
                                                                                     -------------  -------------
                                                                                     -------------  -------------

Calculation of shares outstanding for computing pro forma net loss per common share:
    Weighted average common and common equivalent shares outstanding used in calculating net loss per common share in accordance with generally accepted
      accounting principles........................................................      6,818,913      4,275,105
Adjustment to reflect requirements of the SEC in accordance with SAB 83............      1,106,559      1,706,778
Adjustment to reflect the effects of the assumed conversion of convertible
  preferred stock from date of issuance............................................      6,526,114      7,285,432
                                                                                     -------------  -------------
Shares used in computing pro forma net loss per common share.......................     14,451,586     13,267,315
                                                                                     -------------  -------------
Pro forma net loss per common share................................................  $       (0.22) $       (0.15)
                                                                                     -------------  -------------
                                                                                     -------------  -------------

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